Exhibit 99.1

Investor Contact:	Steve Delahunt
(617) 342-6255

CABOT CORPORATION ANNOUNCES CHANGES TO BOARD OF DIRECTORS

Boston - September 15, 2023 - Cabot Corporation (NYSE: CBT) announced today that Michelle Williams, Ph.D., has been elected to its Board of Directors, effective September 13, 2023. She was also appointed a member of the Audit Committee of the Board of Directors, effective September 13, 2023. Prior to her retirement in 2021, Dr. Williams was Global Group President of Altuglas International, a manufacturer of polymethyl methacrylate (PMMA) and a subsidiary of Arkema S.A., a manufacturer of specialty chemicals and advanced materials. Dr. Williams has been a Director of Brady Corporation, a manufacturer and supplier of identification solutions and workplace safety products, since 2019, where she serves as Chair of the Technology Committee and a member of the Management Development and Compensation and Corporate Governance Committees.

Sue H. Rataj, Non-Executive Chair of Cabot’s Board of Directors, said, “We are very pleased to welcome Michelle to our Board. Her extensive experience and business leadership roles in strategy, commercial and operational excellence, new business development, and innovation across diverse specialty chemicals and advanced materials industries provides the Board with important expertise and perspective that will further enhance the Board’s depth of expertise and capabilities that are necessary to oversee the Company’s Creating for Tomorrow strategy.”

“I am delighted and honored to join the Cabot Board of Directors. Cabot is a company with exceptional products and technologies and has many exciting opportunities for growth in the years ahead. I look forward to drawing on my experience to help Cabot achieve its growth objectives and further advance the Company’s strategy,” said Dr. Williams.

With Dr. Williams’ election to the Board, Sue Rataj advised the Company that she would be retiring from the Board effective May 31, 2024. Ms. Rataj has served as a director of Cabot since 2011. In addition to her role as Non-Executive Chair, which she has held since March 2018, Ms. Rataj currently serves as Chair of the Governance and Nominating and the Executive Committees. To ensure a smooth leadership transition, Ms. Rataj will step down as Non-Executive Chair effective October 1, 2023, and will remain Chair of the Governance and Nominating and Executive Committees until her retirement from the Board. Michael Morrow, who has served as a director of Cabot since 2017 and who currently serves as Chair of Cabot’s Audit Committee, has been elected Non-Executive Chair of the Board effective October 1, 2023. With these appointments, effective October 1, 2023, Mr. Morrow will step down as Chair and a member of the Company’s Audit Committee, and Frank (“Andy”) Wilson has been elected Chair of the Audit Committee. Mr. Wilson will also join the Company’s Governance and Nominating Committee at this time.

“The Board is pleased to announce this Board leadership succession. Mike’s financial and accounting expertise, significant leadership, business and corporate governance experience, and strategic business focus make him well suited for this role,” said Sean Keohane, President and Chief Executive Officer of Cabot Corporation. “In addition, on behalf of our Board of Directors and management leadership team, I want to thank Sue for the dedication and leadership she has shown as Chair and a member of the Board. We have benefited greatly from Sue’s substantial leadership and strategic planning experience, her business acumen, and her deep knowledge of the chemicals industry and industrial manufacturing operations. We will miss her insight and leadership, and we wish her the best in her retirement,” said Keohane.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to the Company’s strategy and opportunities for growth, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, disruption to our operations from the COVID-19 pandemic, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; tax rates and fluctuations in foreign currency exchange and interest rates; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2022, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.